Exhibit 23.8

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cloudbreak Health, LLC

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated December 24, 2020, relating to the consolidated financial statements of Cloudbreak Health, LLC and Subsidiaries as of and for the year ended December 31, 2019, which is contained in such Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Hall & Company Certified Public Accountants & Consultants, Inc.

Irvine, CA

March 25, 2021